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                                                                 EXHIBIT 23.3




                Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Adobe Systems Incorporated of our report dated January 28, 1994, with respect to the consolidated balance sheet of Aldus Corporation as of December 31, 1993 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1993, included in the 1994 Annual Report on Form 10-K of Adobe Systems Incorporated.


                                                  Ernst & Young LLP


Seattle, Washington
October 30, 1995